As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-229159

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CenterState Bank Corporation

(Exact name of registrant as specified in its charter)

Florida	59-3606741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 First Street South

Winter Haven, Florida 33880

(863) 293-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beth S. DeSimone

Executive Vice President and General Counsel

CenterState Bank Corporation

1101 First Street South

Winter Haven, Florida 33880

(863) 293-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

John M. Jennings

Nelson Mullins Riley & Scarborough LLP

104 S. Main Street, Suite 900

Greenville, South Carolina 29601

(864) 373-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	30,013	N/A	N/A	(2)

(1)

Represents the maximum number of shares of common stock, par value $0.01 per share (the “Common Stock”), of CenterState Bank Corporation, a Florida corporation (the “Company” or “we”), issuable under outstanding warrants (collectively, the “NCOM Rollover Warrants”) to purchase shares of common stock, par value $0.01 per share, of National Commerce Corporation, a Delaware corporation (“NCOM”), which NCOM Rollover Warrants were converted into warrants to purchase shares of Common Stock (the “CSFL Warrants”) in connection with our acquisition of NCOM, which was completed on April 1, 2019. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is also registering an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

These shares of Common Stock were registered under the Registration Statement on Form S-4 (File No. 333-229159) filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2019, which became effective on January 28, 2019. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Registration Statement on Form S-4.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

CenterState Bank Corporation, a Florida corporation (the “Company” or “we”), hereby amends its Registration Statement on Form S-4 (File No. 333-229159) filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2019, which became effective on January 28, 2019 (the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 (this “Post-Effective Amendment”) containing an updated prospectus relating to the shares of our common stock, par value $0.01 per share (the “Common Stock”), issuable upon the future exercise of certain outstanding warrants (collectively, the “NCOM Rollover Warrants”) to purchase shares of common stock, par value $0.01 per share, of National Commerce Corporation, a Delaware corporation (“NCOM”), which were converted into warrants to purchase shares of Common Stock (the “CSFL Warrants”) in connection with our acquisition of NCOM, which was completed on April 1, 2019. All such shares of Common Stock were previously registered on the Form S-4. This Post-Effective Amendment is being filed to convert 30,013 shares of the Common Stock covered by the Form S-4 to be covered by Form S-3.

On April 1, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2018, by and between the Company and NCOM, NCOM merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

At the effective time of the Merger, each outstanding NCOM Rollover Warrant was converted into a CSFL Warrant, with the number of underlying shares and per share exercise price adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement).

30,013 Shares

Common Stock

This prospectus relates to an aggregate of up to 30,013 shares of common stock, par value $0.01 per share (the “Common Stock”), of CenterState Bank Corporation (the “Company” or “we”), issuable upon the future exercise of certain outstanding warrants (collectively, the “NCOM Rollover Warrants”) to purchase shares of common stock, par value $0.01 per share, of National Commerce Corporation, a Delaware corporation (“NCOM”), which were converted into warrants to purchase shares of Common Stock (the “CSFL Warrants”) in connection with our acquisition of NCOM, which was completed on April 1, 2019, plus an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events as described in the warrant agreements governing the NCOM Rollover Warrants.

On April 1, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 23, 2018, by and between the Company and NCOM, NCOM merged with and into the Company (the “Merger”), and the Company continued as the surviving corporation in the Merger.

At the effective time of the Merger, each outstanding NCOM Rollover Warrant was converted into a corresponding CSFL Warrant, with the number of underlying shares and per share exercise price adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement).

Our Common Stock is listed on The NASDAQ Stock Market (“NASDAQ”) under the symbol “CSFL.” On March 29, 2019, the last reported sale price of our Common Stock on NASDAQ was $23.81.

Investing in the Common Stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our Common Stock issuable in this offering will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is April 1, 2019.

ABOUT THIS PROSPECTUS

You should read carefully this prospectus in its entirety, together with additional information described under the heading “Where You Can Find More Information” in this prospectus.

If the information in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purpose for which it has been prepared. We are offering to sell our Common Stock, and seeking offers to buy our Common Stock, only in jurisdictions where such offers and sales are permitted. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “CSFL,” “CenterState” or the “Company” refer to CenterState Bank Corporation, a Florida corporation, and its consolidated subsidiaries. All references in this prospectus to “CenterState Bank” or “the Bank” refer to CenterState Bank, N.A, our wholly-owned bank subsidiary. All references in this prospectus to “NCOM” refer to National Commerce Corporation, a Delaware corporation, and all references in this prospectus to the “Merger” refer to the transaction contemplated in the Agreement and Plan of Merger by and between the Company and NCOM, dated as of November 23, 2018.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.centerstatebanks.com. Information contained in or linked to our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed

•  Annual Report on Form 10-K filed on February 28, 2019, including portions incorporated therein by reference to our Definitive Proxy Statement and our on Schedule 14A for our 2019 Annual Meeting of Shareholders filed with the SEC on March 12, 2019

For the year ended December 31, 2018

• Current Reports on Form 8-K	Filed on January 18, 2019, January 22, 2019, January 25, 2019, February 5, 2019, February 13, 2019, February 26, 2019, March 7, 2019, March 12, 2019, and April 1, 2019

• The section entitled “Description of CenterState’s Capital Stock” from our Registration Statement on Form S-4	Filed on January 8, 2019

In addition, we incorporate by reference the audited consolidated financial statements of Charter Financial Corporation as of September 30, 2017 and 2016 and for each of the years in the three-year period ended September 30, 2017, and the effectiveness of its internal control over financial reporting as of September 30, 2017, appearing in its Annual Report on Form 10-K for the year ended September 30, 2017 filed on December 13, 2017, and the unaudited condensed consolidated financial statements of Charter Financial Corporation, as of and for the nine months ended June 30, 2018, appearing in its Quarterly Report on Form 10-Q filed on August 8, 2018. In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

CenterState Bank Corporation

1101 First Street South

Winter Haven, Florida 33880

(863) 293-4710

In addition, we maintain an Internet website, www.centerstatebanks.com. We make available, through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and include statements containing terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially from the results anticipated in these forward looking statements, due to a variety of factors, including, without limitation:

•	the impact on failing to implement our business strategy, including our growth and acquisition strategy;

•	the ability to successfully integrate our acquisitions;

•	additional capital requirements due to our growth plans;

•	the impact of an increase in our asset size to over $10 billion;

•	the ability to implement our mortgage and SBA lines of business;

•	the risks of changes in interest rates and the level and composition of deposits, loan demand, the credit and other risks in our loan portfolio and the values of loan collateral;

•	the impact of us not being able to manage our risk;

•	the impact on a loss of management or other experienced employees;

•	the impact if we failed to maintain our culture and attract and retain skilled people;

•	risks related to pending or future litigation;

•	the risk of changes in technology and customer preferences;

•	the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks;

•	material regulatory liability in areas such as BSA or consumer protection;

•	the effects of future economic and political conditions;

•	reputational risks from such failures or liabilities or other events;

•	adverse weather or manmade events;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the effects of competition from technological change and other commercial banks, thrifts, consumer finance companies, and other financial institutions operating in our market area and elsewhere;

•

the possibility that the anticipated benefits of the transaction with NCOM are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Company and NCOM do business;

•	the possibility that the transaction with NCOM and the integration of NCOM may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities resulting from the transaction with NCOM;

•	our ability to complete the integration of NCOM successfully

All forward looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements. There is no assurance that future results, levels of activity, performance or goals will be achieved.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase common stock in this offering. You should read this entire prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to purchase common stock in this offering. You should pay special attention to the sections titled “Risk Factors,” in each of this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as well as our consolidated financial statements, and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is incorporated by reference in this prospectus, before making an investment decision.

CenterState Bank Corporation

CSFL is a Florida corporation which has elected to be treated as a financial holding company under the laws of the United States. CSFL owns all of the outstanding shares of CenterState Bank. Headquartered in Winter Haven, Florida between Orlando and Tampa, CSFL provides traditional retail, commercial, mortgage, wealth management and small business services throughout its branch network in Florida, Georgia and Alabama, and customer relationships in neighboring states. CenterState Bank also has a national footprint, serving clients coast to coast through its correspondent banking division. As of December 31, 2018, CSFL had total consolidated assets of $12.3 billion, total consolidated loans of $8.3 billion, total consolidated deposits of $9.5 billion, and total consolidated shareholders’ equity of $2.0 billion. CSFL’s common stock is traded on NASDAQ under the symbol “CSFL.”

Our principal executive office is located at 1101 First Street South, Winter Haven, Florida 33880, and our telephone number is (863) 293-2600. Our website address is www.centerstatebanks.com. The information contained on our website is not a part of, nor incorporated by reference into, this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information”.

THE OFFERING

The following summary contains basic information about the Common Stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of the Common Stock. For a more complete understanding of our common stock, you should read “Description of CenterState’s Capital Stock” included in our Registration Statement on Form S-4 (File No. 333-229159), which is incorporated by reference herein.

Issuer	CenterState Bank Corporation, a Florida corporation.

Common Stock offered	30,013 shares of Common Stock.

Use of proceeds	If all of the CSFL Warrants are exercised in full, we will issue approximately 30,013 shares of Common Stock and will receive aggregate net proceeds of up to approximately $413,452 We intend to use the proceeds, if any, from the exercise of CSFL Warrant for general corporate purposes. We have no assurance that any of the CSFL Warrants will be exercised.

Dividends	On January 17, 2019, our board of directors declared a quarterly cash dividend in the amount of $0.11 per share of outstanding Common Stock, representing an annualized dividend of $0.44 per share. The dividend was paid on March 29, 2019 to holders of record of our Common Stock on March 15, 2019.

Although we currently expect to continue to pay quarterly dividends, any future determination to pay dividends on the Common Stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. See “Dividend Policy.”

Listing	The Common Stock is listed on NASDAQ under the trading symbol “CSFL.”

Risk factors	Investing in the Common Stock involves risks. See “Risk Factors,” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of certain factors that you should carefully consider before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of the date set forth on the cover of this prospectus.

RISK FACTORS

An investment in shares of our Common Stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks and the other information included or incorporated by reference into this prospectus before investing in our Common Stock. The risks described in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

USE OF PROCEEDS

If all of the CSFL Warrants are exercised in full, we will issue approximately 30,013 shares of Common Stock and will receive aggregate net proceeds of up to approximately $413,452. We intend to use the proceeds from the exercise, if any, of the CSFL Warrants for general corporate purposes. We have no assurance that any of the CSFL Warrants will be exercised.

DIVIDEND POLICY

On January 17, 2019, our board of directors declared a quarterly cash dividend in the amount of $0.11 per share of outstanding Common Stock, representing an annualized dividend of $0.44 per share. The dividend was paid on March 29, 2019 to holders of record of our Common Stock on March 15, 2019.

Although we expect to pay dividends according to our dividend policy, we may elect not to pay dividends. Any future determination relating to our dividend policy will be made by our board of directors and will depend on a number of factors, including: (1) our historical and projected financial condition, liquidity and results of operations, (2) our capital levels and needs, (3) tax considerations, (4) any acquisitions or potential acquisitions that we may examine, (5) statutory and regulatory prohibitions and other limitations, (6) the terms of any credit agreements or other borrowing arrangements that restrict our ability to pay cash dividends, (7) general economic conditions and (8) other factors deemed relevant by our board of directors. We are not obligated to pay dividends on our common stock and are subject to restrictions on paying dividends on our common stock.

As a Florida corporation, we are subject to certain restrictions on dividends under the Florida Business Corporation Act, as amended (the “FBCA”). Generally, a Florida corporation may not pay dividends if, after giving a dividend effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the divided. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

In addition, we are subject to certain restrictions on the payment of cash dividends as a result of banking laws, regulations and policies.

Because we do not engage directly in business activities of a material nature, our ability to pay dividends to our stockholders depends, in large part, upon our receipt of dividends from CenterState Bank, which is also subject to numerous limitations on the payment of dividends under federal and state banking laws, regulations and policies.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner therein generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who own or have owned (directly, indirectly or constructively) five percent or more of our common stock (by vote or value)). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and the non-U.S. holder held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as not a United States person or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a “United States person” for U.S. federal income tax purposes;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

Information reporting will apply unless the broker has documentary evidence in its files that the owner is not a United States person and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a “United States person” for U.S. federal income tax purposes.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under FATCA, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. Foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the shares of Common Stock that are issuable upon the exercise of CSFL Warrants. We are offering these shares of Common Stock directly to the holders of these warrants according to the terms of the underlying warrant agreements. We are not using an underwriter in connection with this offering. These shares of Common Stock will be listed for trading on NASDAQ.

In order to facilitate the exercise of any such warrants, we will furnish, at our expense, such reasonable number of copies of this prospectus to each current or former employee holding such a warrant as such holder may request, together with instructions that copies be delivered to the beneficial owners of such warrants.

VALIDITY OF COMMON STOCK

The validity of the securities offered in this offering and other certain legal matters in connection with this offering will be passed upon for us by Beth S. DeSimone, Esq., CSFL’s General Counsel. Ms.  DeSimone is a beneficial owner of less than 1% of CSFL’s Common Stock.

EXPERTS

The consolidated financial statements of CenterState Bank Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of its internal control over financial reporting as of December 31, 2018, have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of NCOM for the year ended December 31, 2018, have been audited by Porter Keadle Moore, LLC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Charter Financial Corporation appearing in its Annual Report on Form 10-K for the year ended September 30, 2017, and the effectiveness of its internal control over financial reporting as of September 30, 2017, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

30,013 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$0
Legal fees and expenses	20,000
Accounting fees and expenses	40,000
Printing and miscellaneous fees and expenses	2,000
Total	$62,000

Item 15. Indemnification of Directors and Officers

Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term “proceeding” includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person, unless otherwise provided when authorized or ratified.

Section 607.0850 further provides that unless the corporation’s articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

Article VI of the Bylaws of CSFL provides for indemnification of CSFL’s officers and directors and advancement of expenses. The text of the indemnification provision contained in the Bylaws is set forth in Exhibit 3.8 to this Registration Statement. Among other things, indemnification is granted to each person who is or was a director, officer or employee of CSFL and each person who is or was serving at the request of CSFL as a director, officer, employee, or agent of another corporation to the full extent authorized by law. Article VI of CSFL’s Bylaws also sets forth certain conditions in connection with any advancement of expenses and provision by CSFL of any other indemnification rights and remedies. CSFL also is authorized to purchase insurance on behalf of any person against liability asserted whether or not CSFL would have the power to indemnify such person under the Bylaws. CSFL maintains standard policies of insurance under which coverage is provided (i) to CSFL’s directors and officers against direct loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to CSFL with respect to payments that may be made by CSFL to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to CSFL’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, CSFL has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION

2.2	Agreement and Plan of Merger, dated as of November 23, 2018, by and between CenterState Bank Corporation and National Commerce Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of CenterState Bank Corporation, filed with the Securities and Exchange Commission on November 26, 2018).

3.1	Articles of Incorporation of CenterState Bank Corporation (incorporated by reference to Exhibit 3.1 to the CenterState Bank Corporation Form S-4 Registration Statement (Registration No. 333-95087), dated January 20, 2000.

3.2	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 99.1 to the CenterState Bank Corporation Form 8-K, dated April 25, 2006).

3.3	Articles of Amendment to the Articles of Incorporation authorizing Preferred Shares (Incorporated by reference to Exhibit 3.1 to the CenterState Bank Corporation Form 8-K, dated November 24, 2008).

3.4	Articles of Amendment to the Articles of Incorporation increasing the number of authorized common shares from 40,000,000 to 100,000,000 (Incorporated by reference to Exhibit 3.1 to the CenterState Bank Corporation Form 8-K, dated December 16, 2009).

3.5	Articles of Amendment to the Articles of Incorporation (Incorporated by reference to Exhibit 3.6 to the CenterState Bank Corporation Form 10-K, dated March 4, 2010).

3.6	Articles of Amendment to the Articles of Incorporation increasing the number of authorized common shares from 100,000,000 to 200,000,000 (Incorporated by reference to Exhibit 4.7 to the CenterState Bank Corporation Form S-8 Registration Statement (333-225276), dated May 30, 2018).

3.7	Articles of Amendment to the Articles of Incorporation changing the registrant’s legal name to CenterState Bank Corporation (Incorporated by reference to Exhibit 3.7 to the CenterState Bank Corporation Form 10-K, dated February 28, 2018)

3.8	Amended and Restated Bylaws of CenterState Bank Corporation (Incorporated by reference to Exhibit 3.7 to the CenterState Bank Corporation Form 10-K, dated March 2, 2017).

4.1	Specimen Stock Certificate of CenterState Bank Corporation (formerly CenterState Banks, Inc.). (Incorporated by reference to Exhibit 4.8 to the CenterState Bank Corporation Form S-8 Registration Statement (333-222382), dated January 2, 2018).

4.2	Form of CenterState Warrant (warrant of FirstAtlantic Financial Holdings, Inc. (“FA”) assumed by NCOM by merger of FA with and into NCOM on January 1, 2018, and assumed by CenterState by merger of NCOM with and into CenterState on April 1, 2019) (Incorporated by reference to Exhibit 4.2 to NCOM’s Form 10-Q, filed on November 9, 2018).

5.1	Opinion of Beth S. DeSimone, Esq. as to validity of the securities being registered.

23.1	Consent of Beth S. DeSimone, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Crowe LLP.

23.3	Consent of Porter Keadle Moore, LLC.

23.4	Consent of Dixon Hughes Goodman LLP.

24.1	Powers of attorney (incorporated by reference to the signature page to the Form S-4 filed on January 8, 2019).

99.1	Audited Consolidated Financial Statements of Charter Financial Corporation as of September 30, 2017 and 2016 and for each of the years in the three-year period ended September 30, 2017 (Incorporated by reference to Charter Financial Corporation’s Form 10-K, filed on December 13, 2017).

99.2	Unaudited Condensed Consolidated Financial Statements of Charter Financial Corporation as of and for the nine months ended June 30, 2018 (Incorporated by reference to Charter Financial Corporation’s Form 10-Q, filed on August 8, 2018).

(b)	Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of

1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winter Haven, Florida, on April 1, 2019.

CENTERSTATE BANK CORPORATION

By:	/s/ John C. Corbett
Name:	John C. Corbett
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

BY:	* /s/ Ernest S. Pinner Ernest S. Pinner	Executive Chairman of the Board	April 1, 2019

BY:	/s/ John C. Corbett John C. Corbett	Director and President and Chief Executive Officer (Principal Executive Officer)	April 1, 2019

BY:	/s/ William E. Matthews, V William E. Matthews, V	Executive Vice President and Chief Financial Officer (Principal financial officer and principal accounting officer)	April 1, 2019

BY:	*/s/ James H. Bingham James H. Bingham	Director	April 1, 2019

BY:	*/s/ Michael J. Brown, Sr. Michael J. Brown, Sr.	Director	April 1, 2019

BY:	*/s/ Dennis Carlton C. Dennis Carlton	Director	April 1, 2019

BY:	* /s/ Michael F. Ciferri Michael F. Ciferri	Director	April 1, 2019

BY:	*/s/ Jody Jean Dreyer Jody Jean Dreyer	Director	April 1, 2019

BY:	*/s/ Griffin A. Greene Griffin A. Greene	Director	April 1, 2019

BY:	*/s/ Charles W. McPherson Charles W. McPherson	Director	April 1, 2019

BY:	*/s/ G. Tierso Nunez III G. Tierso Nunez III	Director	April 1, 2019

BY:	*/s/ Thomas E. Oakley Thomas E. Oakley	Director	April 1, 2019

BY:	*/s/ William Know Pou, Jr. William Knox Pou, Jr.	Director	April 1, 2019

BY:	*/s/ Daniel R. Richey Daniel R. Richey	Director	April 1, 2019

BY:	*/s/ David G. Salyers David G. Salyers	Director	April 1, 2019

BY:	*/s/ Joshua A. Snively Joshua A. Snively	Director	April 1, 2019

BY:	*/s/ Mark W. Thompson Mark W. Thompson	Director	April 1, 2019

*	Signed on behalf of the individual by Jennifer Idell on April 1, 2019 pursuant to Power of Attorney dated January 8, 2019.